Exhibit 10.10
Redemption Agreement
     This Redemption Agreement (the “Agreement”) is made and entered into as of September 7, 2010, by and between Gladstone Capital Corporation, a Maryland corporation (“Pledgee”), and David Gladstone (“Pledgor”) (each of Pledgee and Pledgor a “Party” and collectively, the “Parties”).
Recitals
     Whereas, in connection with Pledgor’s exercise of certain stock options (the “Options”) to acquire shares of Pledgee’s common stock, par value $0.01 per share (the “Common Stock”), Pledgor executed that certain Secured Promissory Note (the “Note”) in favor of Pledgee in the principal amount of Five Million Nine Hundred Thousand Ten Dollars ($5,900,010.00) in payment of the exercise price of the Options, thereby acquiring Three Hundred Ninety Three Thousand Three Hundred Thirty Four (393,334) shares of Common Stock (the “Initially Pledged Shares”);
     Whereas, concurrently with the execution of the Note, Pledgee and Pledgor entered into that certain Stock Pledge Agreement dated as of August 23, 2001 (the “Pledge Agreement”);
     Whereas, pursuant to Section 1 of the Pledge Agreement, Pledgor granted to Pledgee a first priority security interest in the Pledged Collateral (as defined in the Pledge Agreement), which includes the Initially Pledged Shares and all additional shares received, receivable or otherwise distributed in respect of the Initially Pledged Shares (the “Additional Pledged Shares” and, collectively with the Initially Pledged Shares, the “Pledged Shares”);
     Whereas, an Event of Default occurred under Section 6(a) of the Note by virtue of the failure of Pledgor to repay the amounts outstanding under the Note within five (5) business days of August 23,2010;
     Whereas, Pledgor and Pledgee have agreed that, pursuant to the terms and conditions of this Agreement, Pledgee will accept and retire the Pledged Shares in partial or full satisfaction, as applicable, of Pledgor’s obligations to Pledgee under the Note (collectively, the “Obligations”); and
     Whereas, notwithstanding the foregoing recital, by entering into this Agreement, Pledgor and Pledgee do not intend to alter any of Pledgee’s rights and remedies under the Pledge Agreement and at law and equity, including but not limited to its rights under Section 9 of the Pledge Agreement.
Agreement
     In consideration of the foregoing and of the mutual promises and covenants set forth below, the parties agree as follows:
     1. Pursuant to Section 8.9A-620 of the Virginia Uniform Commercial Code, Pledgee proposes to accept the Pledged Shares in partial or full satisfaction, as applicable, of the

Obligations in accordance with the terms, conditions and procedures set forth on Schedule A hereto (in each instance, an “Automatic Redemption”). Pledgor hereby consents to that acceptance. In connection with any such Automatic Redemption, effective immediately upon such Automatic Redemption, the outstanding principal amount and any accrued and unpaid interest on the Note shall be automatically reduced to the extent of the product of (A) the number of Pledged Shares redeemed multiplied by (B) the Redemption Price, as defined in Schedule A hereto (such product, a “Redemption Amount”). In no event shall a Redemption Amount exceed the amount of the outstanding principal amount of, and accrued and unpaid interest on, the Note at the time of such Automatic Redemption. Upon the full satisfaction of the Obligations, this Agreement shall immediately terminate and be of no further effect.
     2. Pledgor hereby agrees to execute such documents and to take such further actions as Pledgee deems appropriate to transfer the Pledged Shares into the name of Secured Party and/or such other person or entity as Pledgee deems appropriate and as Pledgee deems appropriate to otherwise achieve the purposes of this Agreement.
     3. Representation and Warranties of Pledgor. Effective as of the date hereof, Pledgor hereby represents and warrants to Pledgee as follows:
          (a) As of the date hereof, Pledgor is not aware of any material nonpublic information concerning Pledgee or its securities. Pledgor is not entering in this Agreement during a “black out period” pursuant to Pledgee’s Code of Ethics and Business Conduct. Pledgor is entering into this Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 or Section 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or to evade the compliance with any other federal or state securities laws.
          (b) Pledgor has full power and authority to execute and deliver this Agreement, to perform his obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Pledgor. This Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms, subject to applicable laws affecting creditors’ rights and to equitable principles.
          (c) The execution and delivery of this Agreement by Pledgor, the consummation of the transactions herein contemplated, and the compliance with the terms of this Agreement will not conflict with, result in the breach of, or constitute a material default under, or require any consent or approval under, any agreement or instrument to which Pledgor is a party or by which he may be bound.
          (d) Pledgor is, at the time of delivery of the Pledged Shares to Pledgee hereunder, and at all times which this Agreement is in effect shall be, the sole holder of record and the sole beneficial owner of the Pledged Shares, free and clear of any lien thereon or affecting title thereto, except for the lien created by the Pledge Agreement.
          (e) None of the Pledged Shares have been transferred in violation of securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject with respect to which such transfer could have a material adverse effect.

          (f) While this Agreement is in effect, Pledgor agrees not to enter into or alter any corresponding or hedging transaction or position with respect to the Pledged Shares and agrees not to alter or deviate from the terms of this Agreement.
          (g) Pledgor represents and warrants that entering in this Agreement and the content hereof do not violate and/or are not inconsistent with Pledgee’s trading policies and restrictions for insiders, that the execution of this Agreement and the transactions completed under this Agreement will not contravene any legal provision or any lock up agreement or other agreement or instrument or any judgment, order or decree from any court, governmental body or agency.
          (h) Pledgor agrees that Pledgor shall at all times during the performance of this Agreement, comply with all applicable laws, including, without limitation, Section 16 of the Exchange Act and the rules and regulations promulgated thereunder. Pledgor agrees to make all filings, if any, required under Sections 13(d), 13(g) and 16 of the Exchange Act in a timely manner, to the extent any such filings are applicable to Pledgor.
          (i) Neither Pledgee, nor any of its officers, directors, stockholders, agents, representatives or affiliates, has made warranties or representations to Pledgor with respect to the income tax consequences of the transactions contemplated by this Agreement.
     4. Representations and Warranties of Pledgee. Pledgee hereby represents and warrants to Pledgor as follows:
          (a) Pledgee has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Pledgee. Without limiting the generality of the foregoing, this Agreement and any redemption of the Pledged Shares pursuant hereto have been approved by Pledgee’s Board of Directors for purposes of exempting such redemptions from the application of Section 16(b) of the Exchange Act. This Agreement constitutes the legal, valid and binding obligation of Pledgee, enforceable in accordance with its terms, subject to applicable laws affecting creditors’ rights and to equitable principles.
          (b) The execution and delivery of this Agreement by Pledgee, the consummation of the transactions herein contemplated, and the compliance with the terms of this Agreement will not conflict with, result in the breach of, or constitute a material default under, or require any consent or approval under, any agreement or instrument to which Pledgee is a party or by which it may be bound.
     5. No Inducements. Neither Pledgee nor any other party has made any oral or written representation, inducement, promise or agreement to Pledgor in connection with the redemption of the Pledged Shares, other than as expressly set forth in this Agreement.
     6. Severability. If any provision of this Pledge Agreement is held to be unenforceable for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Pledge Agreement shall be deemed valid and enforceable to the full extent possible.

     7. Assignment; Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives, and successors of the parties hereto.
     8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.
     9. Reservation of Rights. Pledgee hereby expressly reserves all of its rights and remedies under the Pledge Agreement and at law and equity, including but not limited to its rights under Section 9 of the Pledge Agreement. Without limiting the generality of the foregoing, pursuant to and in accordance with the terms of Section 9 of the Pledge Agreement, Pledgee may at any time, at its election, apply, set off, collect or sell in one or more sales, or take such steps as may be necessary to liquidate and reduce to cash in the hands of Pledgee in whole or in part, with or without any previous demands or demand of performance or notice or advertisement, the Pledged Shares.
     10. No Modification of Note or Pledge Agreement. The Note and the Pledge Agreement shall continue in full force and effect and be unaltered hereby.
     11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
     12. Independent Counsel. The parties acknowledge that this Agreement has been prepared on behalf of Pledgee by Cooley LLP, counsel to Pledgee and that Cooley LLP does not represent, and is not acting on behalf of, Pledgor. Pledgor has been afforded the opportunity to consult with his own counsel with respect to this Agreement.
     13. Termination. Pledgor may terminate this Agreement at any time by providing written notice of such termination to Pledgee’s board of directors.
     14. Amendment. This Agreement may be amended with the prior written approval of both Parties. This Agreement may only be amended (i) during an open “trading window” under Pledgee’s Code of Ethics and Business Conduct, and (ii) at a time that Pledgor is not aware of any material nonpublic information concerning Pledgee or its securities. Notwithstanding anything herein to the contrary, any amendment to the Planned Redemptions chart on Schedule A hereto shall be agreed upon in writing by Pledgor and each member of Pledgee’s special committee of its independent directors, created on July 7, 2010. For the avoidance of doubt, agreement in writing, as it pertains to the amendment of the Planned Redemptions chart on Schedule A hereto, shall include agreement to such amendment through or via electronic mail or fax. Any update to the Completed Redemptions chart on Schedule A hereto completed by Pledgee’s chief compliance officer or internal counsel shall not constitute an amendment of Schedule A or this Agreement.
[Signature Page Follows]

     In Witness Whereof, the Parties have executed this Redemption Agreement as of the date first above written.

PLEDGEE: Gladstone Capital Corporation
By	/s/ George Stelljes, III
	Name	George Stelljes, III
	Title	President

PLEDGOR:
/s/ David Gladstone
David Gladstone

[Signature Page to Redemption Agreement]

Schedule A
     The Pledged Shares will be redeemed pursuant to Section 1 of this Agreement automatically at the intraday high trading price of the Common Stock (the “Redemption Price”) after an intraday trading price of the Common Stock reaches or exceeds the Trigger Price (as delineated in the Planned Redemptions chart below) within the relevant Time Frame (as delineated in the Planned Redemptions chart below); provided, however, that no more Pledged Shares shall be redeemed pursuant to this Agreement than are necessary to fully satisfy the Obligations. Once the Obligations are fully satisfied, any remaining Planned Redemptions, or portions thereof, as delineated in the chart below, shall be cancelled automatically.
     This Schedule A shall be amended or updated, as applicable, from time to time by Pledgee’s chief compliance officer to reflect any additions to the Completed Redemptions chart or amendments to Planned Redemptions chart approved in accordance with Section 14 of this Agreement. In the absence of Pledgee’s chief compliance officer, Pledgee’s internal counsel shall be permitted to amend or update this Schedule A, as applicable.

Planned Redemptions

Number of Pledged Shares
to be Redeemed	Trigger Price	Time Frame
393,334	$15.00	Good Until Cancelled
Completed Redemptions

Number of		Aggregate		Obligation
Shares	Redemption	Redemption	Redemption	Balance After
Redeemed	Price	Amount	Date	Redemption